UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - AUGUST 16, 2007

MANCHESTER INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-50477	98-0380409
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Crescent Court, 7th Floor
Dallas, Texas 75201
(Address of principal executive offices)

(214) 459-3230
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:    Entry into a Material Definitive Agreement.

Stock Purchase Agreement to Acquire Griffin Management Services, Inc. and Griffin Financial Corporation d/b/a Union Acceptance Company

On October 10, 2007, Manchester Inc. (“Manchester”) confirmed a Stock Purchase Agreement to acquire Griffin Management Services, Inc. and Griffin Financial Corporation d/b/a Union Acceptance Company through two special purpose acquisition subsidiaries. Manchester will pay the sellers (subject to closing date adjustments) (i) $16,000,000 and (ii) one million shares of the common stock of Manchester. The closing of the acquisition is subject to the completion of due diligence and approval of Manchester’s lender. The original Stock Purchase Agreement was signed August 16, 2007 and the amendment signed on October 10, 2007 extends the closing date to November 15, 2007.

#         #        #

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MANCHESTER INC.

Date: October 12, 2007	By:	/s/ Richard Gaines
		Name:	Richard Gaines
		Title:	Executive Vice President of Corporate Development and Corporate Secretary